UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):May 20, 2005

JPMORGAN CHASE & CO.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5805	13-2624428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue	10017
New York, NY
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Exhibit 99.1 is a copy of a slide presentation to be used by JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”) in meetings with investors to provide information about the Firm’s global derivatives business. The slides are being furnished pursuant to Item 7.01 and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that Section. Furthermore, the information in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Firm under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Exhibit
99.1	Slide Presentation — JPMorgan Chase & Co. Global Derivatives Business

The presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of JPMorgan Chase’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase’s result to differ materially from those described in the forward-looking statements can be found in the 2004 Annual Report on From 10-K for the year ended December 31, 2004 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 of JPMorgan Chase filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission Internet site (http//www.sec.gov).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO. (Registrant)

By:	/s/Michael Cavanagh

	Name:	Michael Cavanagh
	Title:	Executive Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Slide Presentation — JPMorgan Chase & Co. Global Derivatives Business